Exhibit 99.1
Marathon Petroleum Corp. Reports Second-Quarter 2022 Results
•Net income attributable to MPC of $5.9 billion, or $10.95 per diluted share; reported adjusted net income of $5.7 billion, or $10.61 per diluted share
•Adjusted EBITDA of $9.1 billion, as the refining system ran at full utilization to meet demand
•Maintaining focus on low-cost culture and improving commercial performance
•Published annual Sustainability and Climate Perspectives reports, demonstrating continued progress toward goals

FINDLAY, Ohio, Aug. 2, 2022 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $5.9 billion, or $10.95 per diluted share, for the second quarter of 2022, compared with net income attributable to MPC of $8.5 billion, or $13.00 per diluted share, for the second quarter of 2021.
Adjusted net income was $5.7 billion, or $10.61 per diluted share, for the second quarter of 2022. This compares to adjusted net income of $437 million, or $0.67 per diluted share, for the second quarter of 2021. Adjusted results for these periods exclude net pre-tax benefits of $238 million and $11.6 billion, for the second-quarter 2022 and second-quarter 2021, respectively. Adjustments are shown in the accompanying release tables.
Adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $9.1 billion in the second quarter of 2022, compared with $2.2 billion for the second quarter of 2021.
“We accomplished a lot during the quarter,” said President and Chief Executive Officer Michael J. Hennigan. “Our team delivered on supplying products to meet strong market demand. Utilizing the proceeds from the Speedway divestiture, we have completed approximately $12 billion of our $15 billion return of capital program. We also recently published our annual Sustainability and Climate reports, which highlight the progress we have made across our sustainability commitments.”

Results from Operations
Adjusted EBITDA from Continuing and Discontinued Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing Segment
Segment income (loss) from operations	$7,134	$224	$7,902	$(374)
Add: Depreciation and amortization	475	466	936	944
Refining planned turnaround costs	151	61	296	173
Storm impacts	—	—	—	31
Refining & Marketing segment adjusted EBITDA	7,760	751	9,134	774

Midstream Segment
Segment income from operations	1,126	977	2,198	1,949
Add: Depreciation and amortization	330	331	661	665
Storm impacts	—	—	—	16
Midstream segment adjusted EBITDA	1,456	1,308	2,859	2,630

Subtotal	9,216	2,059	11,993	3,404
Corporate	(170)	(180)	(321)	(337)
Add: Depreciation and amortization	14	31	27	63
Adjusted EBITDA from continuing operations	$9,060	$1,910	$11,699	$3,130

Speedway
Speedway	$—	$283	$—	$613
Add: Depreciation and amortization	—	1	—	3
Adjusted EBITDA from discontinued operations	$—	$284	$—	$616

Adjusted EBITDA from continuing and discontinued operations	$9,060	$2,194	$11,699	$3,746

Refining & Marketing (R&M)
Segment adjusted EBITDA was $7.8 billion in the second quarter of 2022, versus $751 million for the second quarter of 2021. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $151 million in the second quarter of 2022 and $61 million in the second quarter of 2021. The increase in segment adjusted EBITDA was driven by higher margins and throughput in all regions.
R&M margin was $37.54 per barrel for the second quarter of 2022, versus $12.45 per barrel for the second quarter of 2021. Crude capacity utilization was approximately 100%, resulting in total throughput of 3.1 million barrels per day for the second quarter of 2022. This compares to crude capacity utilization of approximately 94% for the second quarter of 2021, which resulted in total throughput of 2.9 million barrels per day.
Midstream
Segment adjusted EBITDA was $1.5 billion in the second quarter of 2022, versus $1.3 billion for the second quarter of 2021.

Corporate and Items Not Allocated
Corporate expenses totaled $170 million in the second quarter of 2022, compared with $180 million in the second quarter of 2021.
In the second quarter of 2022, items not allocated to segments includes a $238 million benefit related to changes in RVO requirements for 2020 and 2021.
Speedway
This business was sold on May 14, 2021. Historic results are reported as discontinued operations.
Financial Position, Liquidity, and Return of Capital
As of June 30, 2022, MPC had $13.3 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility. Effective July 7, 2022, the company entered into a new $5 billion five-year bank revolving credit facility to replace its previously existing credit facility that was scheduled to expire in October 2023. MPC debt at the end of the second quarter of 2022 totaled $7.0 billion, excluding MPLX debt. MPC’s gross debt-to-capital ratio, excluding MPLX debt, was 21% at the end of the second quarter of 2022.
Since the last earnings call, the company repurchased approximately $4.1 billion of company shares, and as of July 31, 2022, has completed approximately $12.1 billion of its previously committed $15 billion capital return program.
As MPC approaches completing its $15 billion capital return program with the proceeds of the Speedway sale, its Board of Directors has approved a separate and incremental $5 billion share repurchase authorization. This authorization has no expiration date. The timing and amount of repurchases, if any, will depend upon several factors, including market and business conditions, and repurchases may be initiated, suspended or discontinued at any time. MPC may utilize various methods to effect the repurchases, which could include open market repurchases, negotiated block transactions, accelerated share repurchases, tender offers, or open market solicitations for shares, some of which may be effected through Rule 10b5-1 plans.
Strategic and Operations Update
On the Martinez Renewable Fuels Project, the Final Environmental Impact Report was certified on May 3, 2022. On July 22, 2022, the Bay Area Air Quality Management District air quality permit for Martinez was posted, commencing a 30-day public comment period. The first phase of the facility is currently targeted to be mechanically complete by year-end 2022. Initial production capacity is expected to be 260 million gallons per year of renewable fuels. Pretreatment capabilities are expected to come online in the second half of 2023 and the facility is expected to be capable of producing 730 million gallons per year by the end of 2023. The expected and targeted timelines for achieving these production capacities are dependent upon the timing of obtaining the air quality permit for the facility.
The Midstream segment remains focused on executing the strategic priorities of strict capital discipline, embedding a low-cost culture, and optimizing the portfolio. MPLX continues to evaluate opportunities to expand its logistics to meet the needs of today and participate in an energy-diverse future.
During the quarter, the company published both its annual Sustainability and Climate-Related Scenarios reports. The reports are available on the company’s website at www.marathonpetroleum.com.

Third Quarter 2022 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.50
Distribution costs (in millions)	$1,300
Refining planned turnaround costs (in millions)	$400
Depreciation and amortization (in millions)	$460

Refinery throughputs (mbpd):
Crude oil refined	2,705
Other charge and blendstocks	200
Total	2,905

Corporate (in millions)	$170

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President
Brian Worthington, Manager
Kenan Kinsey, Analyst

Media Contact: (419) 421-3312
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) goals and targets, including those related to greenhouse gas emissions, diversity and inclusion and ESG reporting. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: the continuance or escalation of the military conflict between Russia and Ukraine and related sanctions and market disruptions; general economic, political or regulatory developments, including inflation, and changes in governmental policies relating to refined petroleum products, crude oil, natural gas or NGLs, or taxation; the magnitude, duration and extent of future resurgences of the COVID-19 pandemic and its effects; the regional, national and worldwide demand for refined products and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the success or timing of completion of ongoing or anticipated projects or transactions, including the conversion of the Martinez Refinery to a renewable fuels facility and joint venture with Neste, and the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete such projects or consummate such transactions within the expected timeframe if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles, achieve our ESG goals and targets and realize the expected benefits thereof; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2021, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.
Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share data)	2022	2021	2022	2021
Revenues and other income:
Sales and other operating revenues	$53,795	$29,615	$91,853	$52,326
Income from equity method investments	147	93	289	184
Net gain on disposal of assets	39	—	21	3
Other income	257	119	459	196
Total revenues and other income	54,238	29,827	92,622	52,709
Costs and expenses:
Cost of revenues (excludes items below)	44,207	27,177	79,275	48,261
Depreciation and amortization	819	871	1,624	1,715
Selling, general and administrative expenses	694	625	1,297	1,200
Other taxes	190	189	382	351
Total costs and expenses	45,910	28,862	82,578	51,527
Income from continuing operations	8,328	965	10,044	1,182
Net interest and other financial costs	312	372	574	725
Income from continuing operations before income taxes	8,016	593	9,470	457
Provision for income taxes on continuing operations	1,799	5	2,081	39
Income from continuing operations, net of tax	6,217	588	7,389	418
Income from discontinued operations, net of tax	—	8,214	—	8,448
Net income	6,217	8,802	7,389	8,866
Less net income attributable to:
Redeemable noncontrolling interest	21	21	42	41
Noncontrolling interests	323	269	629	555
Net income attributable to MPC	$5,873	$8,512	$6,718	$8,270

Per share data
Basic:
Continuing operations	$11.03	$0.46	$12.24	$(0.27)
Discontinued operations	—	12.63	—	12.98
Net income per share	$11.03	$13.09	$12.24	$12.71

Weighted average shares outstanding (in millions)	532	650	549	651
Diluted:
Continuing operations	$10.95	$0.45	$12.15	$(0.27)
Discontinued operations	—	12.55	—	12.98
Net income per share	$10.95	$13.00	$12.15	$12.71

Weighted average shares outstanding (in millions)	536	654	553	651

Income Summary for Continuing Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing	$7,134	$224	$7,902	$(374)
Midstream	1,126	977	2,198	1,949
Corporate	(170)	(180)	(321)	(337)
Income from continuing operations before items not allocated to segments	8,090	1,021	9,779	1,238
Items not allocated to segments:
Impairment and idling expenses	—	(56)	—	(56)
Renewable volume obligation requirements	238	—	238	—
Litigation	—	—	27	—
Income from continuing operations	$8,328	$965	$10,044	$1,182

Income Summary for Discontinued Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Speedway	$—	$283	$—	$613
Gain on sale of assets	—	11,682	—	11,682
Transaction-related costs	—	(23)	—	(46)
Income from discontinued operations	$—	$11,942	$—	$12,249

Capital Expenditures and Investments (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing	$315	$176	$559	$310
Midstream	222	178	505	316
Corporate(a)	40	39	86	74
Speedway	—	74	—	177
Total	$577	$467	$1,150	$877

(a)Includes capitalized interest of $25 million, $16 million, $48 million and $30 million for the second quarter 2022, the second quarter 2021, the first six months of 2022 and the first six months of 2021, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Refining & Marketing margin(a)	$37.54	$12.45	$26.93	$11.37
Less:
Refining operating costs, excluding storm impacts(b)	5.19	4.59	5.20	4.86
Distribution costs(c)	4.76	5.04	4.77	5.11
Other (income) loss(d)	(0.20)	(0.08)	(0.14)	(0.18)
Refining & Marketing adjusted EBITDA	27.79	2.90	17.10	1.58
Less:
Storm impacts on refining operating cost(e)	—	—	—	0.06
Refining planned turnaround costs	0.54	0.24	0.56	0.35
Depreciation and amortization	1.70	1.80	1.75	1.93
Refining & Marketing income (loss) from operations	$25.55	$0.86	$14.79	$(0.76)

Fees paid to MPLX included in distribution costs above	$3.30	$3.33	$3.38	$3.49

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.
(e)A storm in the first quarter of 2021 resulted in higher costs, including maintenance and repairs.

Refining & Marketing - Supplemental Operating Data	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Refining & Marketing refined product sales volume (mbpd)(a)	3,615	3,489	3,455	3,279
Crude oil refining capacity (mbpcd)(b)	2,887	2,874	2,887	2,874
Crude oil capacity utilization (percent)(b)	100	94	96	89

Refinery throughputs (mbpd):
Crude oil refined	2,896	2,713	2,761	2,548
Other charge and blendstocks	173	141	191	162
Net refinery throughput	3,069	2,854	2,952	2,710

Sour crude oil throughput (percent)	48	48	47	48
Sweet crude oil throughput (percent)	52	52	53	52

Refined product yields (mbpd):
Gasoline	1,536	1,436	1,510	1,380
Distillates	1,123	984	1,051	933
Propane	74	54	71	50
NGLs and petrochemicals	224	301	193	262
Heavy fuel oil	54	27	70	31
Asphalt	91	91	89	94
Total	3,102	2,893	2,984	2,750
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	76	69	68	52

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities. Excludes idled Martinez and Gallup facilities and our Dickinson plant in renewable diesel service.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs, refining depreciation and amortization expense and the estimated 2021 storm impacts.

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$35.60	$9.63	$26.61	$9.40
Refining operating costs	3.90	3.65	4.18	3.92
Refining planned turnaround costs	0.60	0.32	0.69	0.64
Refining depreciation and amortization	1.30	1.40	1.35	1.50

Gulf Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Refinery throughputs (mbpd):
Crude oil refined	1,209	1,074	1,114	1,000
Other charge and blendstocks	148	108	148	106
Gross refinery throughput	1,357	1,182	1,262	1,106

Sour crude oil throughput (percent)	58	63	57	62
Sweet crude oil throughput (percent)	42	37	43	38

Refined product yields (mbpd):
Gasoline	653	523	624	507
Distillates	504	401	440	375
Propane	42	26	41	24
NGLs and petrochemicals	129	237	115	203
Heavy fuel oil	34	7	45	5
Asphalt	19	16	20	21
Total	1,381	1,210	1,285	1,135
Inter-region refinery transfers included in throughput and yields above (mbpd)	46	37	37	26

Mid-Continent Region	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$37.30	$14.30	$25.18	$12.40
Refining operating costs	4.96	4.00	4.80	4.32
Refining planned turnaround costs	0.46	0.20	0.37	0.17
Refining depreciation and amortization	1.50	1.53	1.55	1.64

Refinery throughputs (mbpd):
Crude oil refined	1,164	1,150	1,135	1,081
Other charge and blendstocks	62	49	65	53
Gross refinery throughput	1,226	1,199	1,200	1,134

Sour crude oil throughput (percent)	26	27	27	27
Sweet crude oil throughput (percent)	74	73	73	73

Refined product yields (mbpd):
Gasoline	619	624	622	596
Distillates	433	406	424	386
Propane	21	21	21	19
NGLs and petrochemicals	63	69	51	55
Heavy fuel oil	20	13	16	12
Asphalt	71	74	69	73
Total	1,227	1,207	1,203	1,141
Inter-region refinery transfers included in throughput and yields above (mbpd)	8	8	9	8

West Coast Region	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$42.78	$14.43	$31.53	$13.30
Refining operating costs	8.08	7.36	7.73	7.51
Refining planned turnaround costs	0.53	0.11	0.58	0.11
Refining depreciation and amortization	1.41	1.36	1.38	1.57

Refinery throughputs (mbpd):
Crude oil refined	523	489	512	467
Other charge and blendstocks	39	53	46	55
Gross refinery throughput	562	542	558	522

Sour crude oil throughput (percent)	72	66	71	69
Sweet crude oil throughput (percent)	28	34	29	31

Refined product yields (mbpd):
Gasoline	289	289	291	277
Distillates	197	177	193	172
Propane	11	7	9	7
NGLs and petrochemicals	39	51	35	46
Heavy fuel oil	33	20	36	24
Asphalt	1	1	—	—
Total	570	545	564	526
Inter-region refinery transfers included in throughput and yields above (mbpd)	22	24	22	18

Midstream Operating Statistics (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Pipeline throughputs (mbpd)(a)	6,012	5,674	5,719	5,448
Terminal throughput (mbpd)	3,101	2,986	3,021	2,801
Gathering system throughput (million cubic feet per day)(b)	5,626	5,077	5,452	5,081
Natural gas processed (million cubic feet per day)(b)	8,476	8,372	8,372	8,371
C2 (ethane) + NGLs fractionated (mbpd)(b)	536	545	531	552

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	June 30, 2022	March 31, 2022
(In millions)
Cash and cash equivalents	$9,078	$7,148
Short-term investments	4,241	3,449
MPC debt	6,999	6,953
MPLX debt	19,775	19,756
Total consolidated debt(a)	26,774	26,709
Redeemable noncontrolling interest	965	965
Equity	32,704	30,334
Shares outstanding	513	545

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.

Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. We believe these non-GAAP financial measures are useful to investors and analysts to assess our ongoing financial performance because, when reconciled to their most comparable GAAP financial measures, they provide improved comparability between periods through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying business results and trends. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and our calculations thereof may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance and that their exclusion results in an important measure of our ongoing financial performance to better assess our underlying business results and trends.
Adjusted Diluted Earnings Per Share
Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net income attributable to MPC	$5,873	$8,512	$6,718	$8,270
Pre-tax adjustments:
Gain on Speedway sale	—	(11,682)	—	(11,682)
Renewable volume obligation requirements	(238)	—	(238)	—
Impairments	—	56	—	56
Pension settlement	—	49	—	49
Transaction-related costs	—	23	—	46
Storm impacts	—	—	—	47
Tax impact of adjustments(a)	52	3,497	52	3,543
Non-controlling interest impact of adjustments	—	(18)	—	(24)
Adjusted net income attributable to MPC	$5,687	$437	$6,532	$305

Diluted income per share	$10.95	$13.00	$12.15	$12.71
Adjusted diluted income per share(b)	$10.61	$0.67	$11.81	$0.47

(a)Income taxes for the three and six months ended June 30, 2022 was calculated by applying a combined federal and state tax rate of 22% to the pre-tax adjustments. Income taxes for adjusted earnings for the three and six months ended June 30, 2021 was calculated by applying a combined federal and state statutory tax rate of 24% to the adjusted pre-tax loss. The corresponding adjustments to reported income taxes are shown in the table above.
(b)Weighted average diluted shares used for the adjusted net loss per share calculations do not assume the conversion of share-based awards, as the effect would be anti-dilutive.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA from Continuing Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Net income attributable to MPC	$5,873	$8,512	$6,718	$8,270
Net income attributable to noncontrolling interests	344	290	671	596
Income from discontinued operations, net of tax	—	(8,214)	—	(8,448)
Provision for income taxes on continuing operations	1,799	5	2,081	39
Net interest and other financial costs	312	372	574	725
Depreciation and amortization	819	871	1,624	1,715
Refining planned turnaround costs	151	61	296	173
Storm impacts	—	—	—	47
Renewable volume obligation requirements	(238)	—	(238)	—
Litigation	—	—	(27)	—
Impairments	—	13	—	13
Adjusted EBITDA from continuing operations	$9,060	$1,910	$11,699	$3,130

Reconciliation of Income from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Income from discontinued operations, net of tax	$—	$8,214	$—	$8,448
Provision for income taxes	—	3,726	—	3,795
Net interest and other financial costs	—	2	—	6
Depreciation and amortization	—	1	—	3
Gain on sale of assets	—	(11,682)	—	(11,682)
Transaction-related costs	—	23	—	46
Adjusted EBITDA from discontinued operations	$—	$284	$—	$616

Refining & Marketing Margin
Refining margin is defined as sales revenue less the cost of refinery inputs and purchased products.
Reconciliation of Refining & Marketing Income (Loss) from Operations to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions)	2022	2021	2022	2021
Refining & Marketing income (loss) from operations	$7,134	$224	$7,902	$(374)
Plus (Less):
Selling, general and administrative expenses	574	499	1,082	955
Income from equity method investments	(6)	(14)	(18)	(19)
Net gain on disposal of assets	(37)	—	(37)	(3)
Other income	(234)	(89)	(415)	(143)
Refining & Marketing gross margin	7,431	620	8,514	416
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,554	2,305	4,943	4,580
Depreciation and amortization	475	466	936	944
Gross margin excluded from and other income included in Refining & Marketing margin(a)	71	(116)	85	(295)
Other taxes included in Refining & Marketing margin	(49)	(42)	(92)	(66)
Refining & Marketing margin	$10,482	$3,233	$14,386	$5,579

Refining & Marketing margin by region:
Gulf Coast	$4,244	$1,003	$5,897	$1,837
Mid-Continent	4,135	1,550	5,428	2,528
West Coast	2,103	680	3,061	1,214
Refining & Marketing margin	$10,482	$3,233	$14,386	$5,579

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.